Exhibit 24.1

STRATEGIC STORAGE GROWTH TRUST, INC.

POWER OF ATTORNEY

The undersigned directors and officers of STRATEGIC STORAGE GROWTH TRUST, INC. (the “Company”) hereby constitute and appoint H. Michael Schwartz and Michael S. McClure, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission (“SEC”) on January 22, 2014, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of September 24, 2014, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chief Executive Officer, President and Director (Principal Executive Officer)	September 24, 2014

/s/ Michael S. McClure Michael S. McClure	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 24, 2014

/s/ Dean I. Ader Dean I. Ader	Independent Director	September 24, 2014

/s/ Stephen G. Muzzy Stephen G. Muzzy	Independent Director	September 24, 2014